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                                                                    EXHIBIT 23.2
                                                                    ------------

             CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 1997, except for the first and fourth paragraphs of Note 12 which are as of May 29, 1997 and Note 14 which is as of June 30, 1997 appearing on page 30 of Borland International, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1997.


                                                        /s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
February 27, 1998